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                                                             EXHIBIT  23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation into this Registration Statement on Form S-8 of our report dated March 3, 2000, relating to the December 31, 1999 consolidated financial statements of INT'L.com, Inc., as restated, which appears in Lionbridge Technologies, Inc.'s Current Report on Form 8-K/A filed July 31, 2000. We also consent to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements INT'L.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen LLP
Boston, Massachusetts
November 13, 2000